Exhibit 99.B(j)

KRAMER LEVIN NAFTALIS & FRANKEL LLP

June 16, 2008

The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio 43219

Re:	The Victory Portfolios
Post-Effective Amendment No. 83
File Nos. 33-8982; 811-4852

Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 83 to Registration Statement No. 33-8982.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

Kramer Levin Naftalis & Frankel LLP

1177 AVENUE OF THE AMERICAS  NEW YORK NY 10036-2714  PHONE 212.715.9100  FAX 212.715.8000  WWW.KRAMERLEVIN.COM

ALSO AT 47 AVENUE HOCHE  75008 PARIS FRANCE

IN ALLIANCE WITH BERWIN LEIGHTON PAISNER:  LONDON * BRUSSELS